Exhibit 3.1

ARTICLES OF INCORPORATION OF
B-L MERGER SUB, INC.

I, the undersigned natural person of the age of 18 years or more, acting as incorporator of a corporation under the Texas Business Corporation Act, adopt the following Articles of Incorporation for the corporation:

ARTICLE I
NAME

The name of this corporation is B-L Merger Sub, Inc.

ARTICLE II
DURATION

The period of its duration is perpetual.

ARTICLE III
PURPOSE OR PURPOSES

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

ARTICLE IV
CAPITALIZATION

The aggregate number of shares, which the corporation shall have authority to issue, is 100,000 having a par value of $1.00 each.

ARTICLE V
ISSUANCE OF SHARES

The corporation will not commence business until it has received for the issuance of its shares consideration of the value of a stated sum, which shall be at least one thousand dollars ($1,000).

ARTICLE VI
REGISTERED OFFICE

The street address of its initial registered office is 5151 San Felipe, Suite 1661, Houston, Texas 77056. The name if its initial registered agent at this address is Robert L. Knauss.

ARTICLE VII
DIRECTORS

(a)           The number of directors constituting the initial board of directors is three (3), and the names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders or until their successors are elected and qualified are:

David Grossman	Robert Knauss	Ted Reynolds
5151 San Felipe, Suite 1661	5151 San Felipe, Suite 1661	5151 San Felipe, Suite 1661
Houston, Texas 77056	Houston, Texas 77056	Houston, Texas 77056

(b)           The number of directors of the corporation set forth in clause (a) of this article shall constitute the authorized number of directors until changed by an amendment of a bylaw adopted by the vote or written consent of the holders of a majority of the then outstanding shares of stock of the corporation.

ARTICLE VIII
INCORPORATORS

The name and address of the incorporator is:

David A. Grossman
5151 San Felipe, Suite 1661
Houston, Texas 77056

IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of October, 2001.

THE STATE OF TEXAS

COUNTY OF HARRIS

Sworn to before me by David A. Grossman on this the 10th day of October, 2001.